Exhibit 99.1

WEBMD TO BE ACQUIRED BY KKR’s INTERNET BRANDS

WebMD Stockholders to Receive $66.50 Per Share in Cash

Transaction Valued at Approximately $2.8 Billion

NEW YORK, NY – July 24, 2017 – WebMD Health Corp. (NASDAQ: WBMD), the leading source of health information, and Internet Brands, a KKR portfolio company, today announced that Internet Brands has entered into a definitive agreement to acquire WebMD in a transaction valued at approximately $2.8 billion.

Under the terms of the agreement, a subsidiary of Internet Brands will commence a tender offer in the next 10 business days to acquire all of the issued and outstanding shares of WebMD common stock for $66.50 per share to be paid in cash upon completion of the transaction. This valuation represents a premium of approximately 30 percent to WebMD’s share price on February 15, 2017, the day before WebMD announced that it was commencing a process to explore and evaluate potential strategic alternatives, as well as a premium of approximately 20 percent over WebMD’s closing share price on July 21, 2017. The financing for the transaction is fully committed. The WebMD Board of Directors approved the merger agreement. The acquisition is expected to close during the fourth quarter of 2017, subject to the satisfaction of customary closing conditions.

“After a thorough review of strategic alternatives, we are pleased to announce this transaction, which provides our stockholders with immediate and significant cash value and a substantial premium,” said Martin J. Wygod, Chairman of WebMD. “Throughout this process, our Board has conducted diligent analysis and thoughtful deliberations. WebMD and its financial advisors had a process that involved outreach to more than 100 strategic and financial parties, and we are confident that this transaction maximizes value for our stockholders.”

“We believe that this transaction will provide additional flexibility and resources to deliver increased value to consumers, healthcare professionals, employers, and health plan participants,” said Steven L. Zatz, M.D., CEO of WebMD. “On behalf of everyone at WebMD, I would like to express our sincere appreciation to our employees for their hard work and dedication. I am confident this will be an exciting new chapter for WebMD.”

“WebMD and Medscape are the market leaders in online health with unparalleled reach to consumers and healthcare professionals,” said Bob Brisco, CEO of Internet Brands. “Since its founding, WebMD has established itself as a trusted resource for health information. We look forward to delivering that resource to even more users, by leveraging our combined resources and presence in online healthcare to catalyze WebMD’s future growth.”

“KKR and Internet Brands are pleased to be investing behind the experienced WebMD management team and trusted WebMD platforms. The combined portfolio of leading vertical internet assets will be a powerful one,” said Herald Chen, Chairman of Internet Brands, KKR Member and Head of the Technology industry team. “We look forward to supporting and accelerating the growth and global expansion of the businesses.”

Internet Brands’ Health vertical serves millions of consumers and more than 50,000 health care practices utilizing a multi-brand, multi-product approach. The company is the leading SaaS / Web Hosting player in the Health space, serving a wide variety of practice areas, including Dental, Chiropractic, Veterinary, Vision Care, and Mental / Physical Therapy. Its Health SaaS businesses provide web presence, online marketing, and practice management solutions to practices across the United States. These businesses include Demandforce, Officite, Sesame Communications, and Baystone Media. The company’s consumer-focused health brands provide content and online communities for consumers in search of health-related information. These include DentalPlans.com, eHealthForum.com, HealthBoards.com, FitDay.com and VeinDirectory.org.

Equity financing for the transaction is being provided primarily by KKR’s private equity funds.

J.P. Morgan Securities LLC is serving as the exclusive financial advisor to WebMD and Shearman & Sterling LLP is serving as legal advisor. Simpson Thacher & Bartlett LLP is serving as legal advisor to Internet Brands.

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through its public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD.com, Medscape.com, MedicineNet.com, eMedicineHealth.com, RxList.com, OnHealth.com, Medscape Education (Medscape.org) and other WebMD owned sites and apps.

About Internet Brands

Headquartered in El Segundo, Calif., Internet Brands® is a fully integrated online media and software services organization focused on four high-value vertical categories: Automotive, Health, Legal and Home / Travel. The company’s award-winning consumer websites lead their categories and serve more than 100 million monthly visitors, while a full range of web presence offerings has established deep, long-term relationships with SMB and enterprise clients. Internet Brands’ powerful, proprietary operating platform provides the flexibility and scalability to fuel the company’s continued growth. Internet Brands is a portfolio company of KKR and Temasek. For more information, please visit www.internetbrands.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE:KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements

Any forward-looking statements, including, but not limited to, statements regarding the proposed transaction between KKR and WebMD, the expected timetable for completing the transaction, strategic and other potential benefits of the transaction, and other statements about KKR or WebMD managements’ future expectations, beliefs, goals, plans or prospects, are subject to risks and uncertainties such as those described in KKR’s and WebMD’s periodic reports on file with the Securities and Exchange Commission. These statements speak only as of the date of this press release and are based on KKR’s and WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements, including risks and uncertainties regarding: changes in financial markets; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries; and changes in facts and circumstances and other uncertainties concerning the proposed transaction. Further information about these matters can be found in KKR’s and WebMD’s Securities and Exchange Commission filings. KKR and WebMD caution investors not to place considerable reliance on the forward-looking statements contained in this press release. Except as required by applicable law or regulation, KKR and WebMD do not undertake any obligation to update or revise any of their forward-looking statements to reflect future events or circumstances.

Important additional information will be filed with the U.S. Securities and Exchange Commission

This press release is for informational purposes only and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Diagnosis Merger Sub, Inc. (“Offeror”) will file with the U.S. Securities Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, the Offeror will file tender offer materials on Schedule TO, and WebMD thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF COMMON STOCK OF

WEBMD ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO THE TENDER OFFER, THAT HOLDERS OF COMMON STOCK OF WEBMD SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of common stock of WebMD at no expense to them. The tender offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s website at www.sec.gov or by directing a request to the Information Agent for the tender offer who will be named by the Offeror in the tender offer materials.

Contacts:

WebMD

Investors:

Mary Anne Lerma

mlerma@webmd.net

201-703-3470

Media:

Adam Grossberg

agrossberg@webmd.net

212-624-3790

Internet Brands

Media:

Joe Ewaskiw

joe.ewaskiw@internetbrands.com

310-280-4539

KKR

Media: Kristi Huller or Cara Kleiman media@kkr.com

212-750-8300